Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-156298 on Form S-1 of our report dated January 13, 2009, relating to the balance sheet of Mead Johnson Nutrition Company appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the heading “Experts” in such Prospectus.

/S/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

January 27, 2009